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                                                                    Exhibit 23.3

                   CONSENT OF RALPH E. DAVIS ASSOCIATES, INC.


The Board of Directors
Delta Petroleum Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Delta Petroleum Corporation and in the related Prospectus (collectively, the "Registration Statement") of the Delta Petroleum Corporation Transition Report on Form 10-K for the six months ended December 31, 2006, which includes our name and information regarding our review of the reserve estimates or Delta Petroleum Corporation.

                                             RALPH E. DAVIS ASSOCIATES, INC.



                                             /s/ Allen C. Barron
                                             ----------------------------------
                                             Allen C. Barron, P.E.
                                             President

Houston, Texas
September 12, 2006